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EXHIBIT 5


                        (Rutan & Tucker, LLP letterhead)

                                February 14, 2006

Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, CA  90058

         Re: Registration Statement on Form S-3 (Registration No. 333-130921) Registering 5,771,661 Shares of Common Stock
                --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Overhill Farms, Inc., a Delaware corporation (the "Company"), in connection with the pre-effective amendment of a registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement") with respect to the offer and sale by the security holders named in the Registration Statement (the "Selling Security Holders") of up to an aggregate of 5,771,661 outstanding shares of the Company's common stock, with a par value of $0.01 per share (the "Shares").

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

         You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to Chapter 78 of the Nevada Revised Statutes ("Nevada Code"), including the statutory provisions of the Nevada Code, all applicable provisions of the Constitution of the State of Nevada and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /S/ RUTAN & TUCKER, LLP